UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 15, 2023)

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petitions for Bankruptcy

On December 19, 2023 (the “Petition Date”), Impel Pharmaceuticals, Inc. (the “Company” or the “Debtor”) and Impel NeuroPharma Australia PTY LTD, its wholly-owned subsidiary (together, the “Company Parties” or the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for relief under Chapter 11 of Title 11 of the United States Code 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), thereby commencing Chapter 11 cases for the Company Parties (the “Chapter 11 Cases”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Impel Pharmaceuticals, et al.”

The Company Parties will continue to operate their business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties are seeking approval of various “first day” motions with the Bankruptcy Court, requesting customary relief intended to enable them to continue their ordinary course operations and facilitate an orderly transition of their operations into Chapter 11. In addition, the Company Parties filed with the Bankruptcy Court a motion seeking approval of the Asset Purchase Agreement (as defined and described below).

The Company cannot be certain that holders of the Company’s common stock (the “Common Stock”) will receive any payment or other distribution on account of those shares following the Chapter 11 Cases.

Stalking Horse Asset Purchase Agreement

On December 18, 2023, prior to the filing of the Bankruptcy Petitions, the Company entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”) with JN Bidco LLC (the “Bidder”) to sell substantially all of the assets of the Company (the “Company Assets”) for (i) $17,500,000 in cash at the closing of the transactions and (ii) an additional amount in cash based on certain net sales and licensing fees generated by certain of the Company Assets. The transaction is part of a sale process under Section 363 of the Bankruptcy Code (“Section 363”) that will be subject to approval by the Bankruptcy Court and compliance with agreed upon and Bankruptcy Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363, notice of the proposed sale to the Bidder will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Bankruptcy Court.

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to customary closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties, subject to, in the case of the Company, a customary material adverse effect standard; (ii) material compliance with the obligations of the parties set forth in the Asset Purchase Agreement; and (iii) the delivery of certain customary closing deliverables.

The Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the Company and Bidder; (ii) automatically if (a) the Bidder has not been selected as the winning bid or Back-Up Bid (as defined in the Asset Purchase Agreement) at the conclusion of the auction process or (b) an Alternate Transaction (as defined in the Asset Purchase Agreement) has been consummated; (iii) by the Bidder if the Company (a) withdraws the motion for the Sale Order (as defined in the Asset Purchase Agreement), or publicly announces its intention to withdraw such motion, (b) moves to voluntarily dismiss the Chapter 11 Cases, (c) moves for conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code, (d) moves for appointment of an examiner with expanded powers pursuant to Section 1104 of the Bankruptcy Code or a trustee in the Chapter 11 Cases or (e) the Bankruptcy Court does not approve the Bid Procedures Order (as defined in the Asset Purchase Agreement) without any material modifications; (iv) by either party if: (a) the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, (b) the Bidder has not been selected as the winning bid or Back-Up Bid, (c) for certain material breaches by the other party of its representations and warranties or covenants that remain uncured, (d) if any governmental entity enacts or issues a law or order or takes other action permanently restraining, prohibiting or enjoining any of the parties from consummating the transactions or (e) if the closing has not occurred by March 13, 2023. Upon termination of the Asset Purchase Agreement under certain specified circumstances the Company may be required to pay the Bidder a termination fee of $450,000.

The Asset Purchase Agreement provides for the reimbursement of the Bidder’s expenses incurred in connection with the Asset Purchase Agreement up to an aggregate amount of $300,000 payable under certain specified circumstances upon a termination of the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement remains subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s Credit Agreement and Guaranty, dated March 17, 2022, by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent as amended, restated, supplemented or otherwise modified from time to time (together with all amendments thereto, the “Debt Instruments”).

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Restructuring Officer

On December 18, 2023, the Company appointed Brandon Smith as the Company’s Chief Restructuring Officer (“CRO”).

Mr. Smith has served as a Senior Managing Director at Teneo Capital LLC (“Teneo”) since April 2023. Prior to Teneo, Mr. Smith served as a Managing Director at Ernst & Young LLP from March 2020 to March 2023 and as a Partner at CR3 Partners LLC from October 2016 to March 2020. He earned an M.B.A. from Rice University and a B.S. from Louisiana State University.

On December 18, 2023, the Board of Directors of the Company (the “Board”) appointed Mr. Smith as CRO with compensation to be paid at the rate and upon the terms and conditions of a CRO Engagement Letter, by and among and the Company and Mr. Smith (the “CRO Agreement”). Pursuant to the CRO Agreement, Mr. Smith has the authority as CRO to perform the ordinary course duties associated with that office such as advising the Company and its subsidiaries on matters relating to their debts, finances and liquidity, cash management and funding, business planning and restructuring strategy, the management of critical relationships and retention of experts, and such other duties as may be necessary or advisable in the course of the Chapter 11 Cases. Mr. Smith will report to the Board.

There are no additional, and no anticipated additional, compensatory arrangements between the Company and Mr. Smith in connection with his performance as the Company’s CRO beyond such fees paid pursuant to the CRO Agreement. Other than as described above, there are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was appointed to serve as CRO. Additionally, in connection with this appointment, the Company also entered into an indemnification agreement with Mr. Smith that is in substantially the same form as those entered into with other directors and executive officers of the Company.

Mr. Smith is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was appointed as CRO of the Company.

Compensatory Arrangements of Certain Officers

On December 15, 2023, the Company entered into an adjustment to the compensation terms of each of Leonard Paolillo, the Company’s Interim President and Chief Executive Officer (the “Paolillo Compensation Adjustment”) and John Hoekman, the Company’s Chief Technology and Development Officer (the “Hoekman Compensation Adjustment”) that amended and superseded each officer’s potential bonus and severance entitlements under the Company’s management incentive plan and each employee’s existing employment arrangements.

Pursuant to the Paolillo Compensation Adjustment, Mr. Paolillo will receive a one-time $335,000 cash advance (the “Paolillo Advance”), his retention of which is subject to his continued employment until the earlier of (A) the closing of a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan) and (B) February 28, 2024. In the event that Mr. Paolillo ceases employment for any reason other than a termination without “cause” (as defined in the letter agreement governing the Paolillo Compensation Adjustment) prior to the earlier of (A) and (B), Mr. Paolillo will be required to repay the entire Paolillo Advance.

Pursuant to the Hoekman Compensation Adjustment, Mr. Hoekman will receive a one-time $111,735 cash advance (the “Hoekman Advance”), his retention of which is subject to his continued employment until the earlier of (A) the closing of a Corporate Transaction and (B) February 28, 2024. In the event that Mr. Hoekman ceases employment for any reason other than a termination without “cause” (as defined in the letter agreement governing the Hoekman Compensation Adjustment) prior to the earlier of (A) and (B), Mr. Hoekman will be required to repay the entire Hoekman Advance.

Item 7.01 Regulation FD Disclosure.

Press Release

On December 19, 2023, the Company issued a press release announcing, among other things, the commencement of the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s Common Stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Common Stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Common Stock.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the process and potential outcomes of the Company’s Chapter 11 Cases, the Company’s expectations regarding the Asset Purchase Agreement and related bidding procedures and the Bankruptcy Court’s approval thereof, and the Company’s ability to continue to operate as usual during the Chapter 11 Cases. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, risks inherent in the bankruptcy process, including the outcome of the Chapter 11 Cases; the Company’s financial projections and cost estimates; the Company’s ability to sell any of its assets; and the effect of the Chapter 11 Cases on the Company’s business prospects, financial results and business operations. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the SEC, including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 8.01 Other Events

On December 19, 2023, the Company also announced the termination or separation of approximately 39 employees, effective December 15, 2023. This represents an approximate 53% reduction in force to maintain an organization of approximately 34 employees to continue operations in connection with the Chapter 11 Cases.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, by and between Impel Pharmaceuticals, Inc. and JN Bidco LLC, dated December 18, 2023.

99.1	Press Release, dated December 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: December 20, 2023	By:	/s/ Len Paolillo
Len Paolillo
Interim Chief Executive Officer